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                         PROVIDENT INVESTMENT COUNSEL


                                Code of Ethics


                   Personal Trading/Confidential Information


                  Policy Statement and Compliance Procedures


                              Revised March, 2000


     Federal and state laws prohibit Provident Investment Counsel (the "Company") and each of its employees from purchasing or selling any publicly-traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, the Company and each employee has a fiduciary obligation to its clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or its employees by its clients. Finally, because the Company and each of its employees is a fiduciary to the Company's clients, the Company and its employees must also maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of the Company or its employees and the interests of the Company's clients.

     To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.


I.  BACKGROUND

     A.   Insider Trading.

               It is unlawful to engage in "insider trading." This means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information, or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Insider trading prohibitions extend to the activities of each employee of the Company. Because the Company does not have an investment banking division or affiliate it is anticipated that such employees will not routinely

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          receive "inside information" except insofar as they may have material nonpublic information about the Company which could affect the market price for the Company's publicly traded parent holding company, United Asset Management Corp. ("UAM") or a publicly traded closed-end investment company for which the Company serves as investment advisor. However, to educate the Company's employees, more information describing "insider trading" and the penalties for such trading are set forth below. Compliance procedures regarding the use of inside information by the Company's employees are also described just in case an employee of the Company receives inside information.


     B.   Other Confidential Information.

          Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its employees. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

     C.   Conflicts of Interest.

          As a fiduciary to the Company's clients, each employee of the Company must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.


II.  INSIDER TRADING

     A.   Insider Trading Defined.

          The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

          The laws concerning insider trading generally prohibit:

- The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

- The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

- The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

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          (1)  Who is an Insider?  The concept of "insider" is broad.  It
               -----------------
          includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

          (2)  What is Material Information?  Trading on inside information is
               ----------------------------
          not a basis for liability unless the information is "material." "Material" information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business; it can be significant (but as yet not widely known) market information. For example, a reporter for The Wall Street Journal was found criminally
                                  -----------------------
          liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not
                                    -----------------------
          those reports would be favorable.

          3)   What is Nonpublic Information? Information is nonpublic unless it
               -----------------------------
          has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall
                                         -------------------------  --------
          Street Journal or another publication of general circulation is
          --------------
          considered public.  Market rumors are not considered public
                                                ---
          information.

          (4)  Not Certain if You Have "Inside" Information?  If you have any
               --------------------------------------------
          doubts about whether you are in possession of material nonpublic information, consult with the Company's Compliance Officer.

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     B.   Penalties for Insider Trading.

          Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

-              Administrative penalties;

-              Civil injunctions;

-              Disgorgement of profits;

-              Jail sentences;

          Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

          In addition, any violation of the procedures set forth in this Compliance Manual can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.


     C.   Policy Statement Regarding Insider Trading.

          The Company expects that each of its employees will obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its employees from seeking or knowingly obtaining material nonpublic information. The Company requires approval for each of its Managing Directors, officers and employees to serve as an officer or director of a company having Publicly-Traded Securities.


     D.   Procedures to Prevent Insider Trading.

          As indicated above, because the Company does not have an investment banking division or affiliate and because the Company prohibits its Managing Directors, officers and employees from serving as an officer or director of a company having Publicly-Traded Securities, the Company does not anticipate its Managing Directors, officers, portfolio managers and employees routinely being in receipt of material, nonpublic information except with respect to UAM and closed-
                                          ------
          end investment companies advised by the Company. However, Company employees may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities

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          (including options or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than the Compliance Department), and (iii) should discuss promptly such information with the Compliance Department. The Compliance Department is defined as the Compliance Officer, the Compliance Manager, and any other person specifically assigned to undertake Compliance Department tasks by the Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends. It is recommended that each employee contacting an issuer or analyst (i) identify himself as associated with the Company, (ii) identify the Company as an investment management firm, and, (iii) after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the employee identified himself as associated with the Company).


III. OTHER CONFIDENTIAL INFORMATION

     A.   Confidential Information Defined.

          As noted above, even if the Company and its employees do not receive material, nonpublic information (i.e., "inside" information), the Company or its employees may receive other confidential or sensitive information from or about the Company's parent holding company and the Company's clients, and the Company's employees may receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:

          . The name of the client. The Company is obligated by law not to divulge or use its clients' names without their consent.

          . Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

          . The names of the securities on the Company's various buy and sell lists.

          . The name of any security under consideration for placement on any buy or sell list.

          . Any information privately given to an employee, that if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company, and/or (ii) embarrass or harm the client or the Company, the Company's parent holding company (UAM) or any of the Company's affiliates.

          Given the breadth of the above, all information that an employee obtains through his or her association with the Company should be considered confidential unless that information is specifically available to the public.

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     B.   Policy Statement Regarding Use and Treatment of Confidential
          Information.

          All confidential information, whatever the source, may be used only in the discharge of the employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.


     C.   Procedures Regarding Use and Treatment of Confidential Information.

          The Company encourages each of its employees to be aware of, and sensitive to, such employee's treatment of confidential information. Each employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee of the Company.


IV.  CONFLICTS OF INTEREST INVOLVING PERSONAL SECURITIES ACCOUNTS

     A. Fiduciary Duty to Avoid Conflicts of Interest Between Client Accounts and Personal Accounts.

          As noted above, because the Company and each of its officers, directors, and employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. This includes situations where a client may be eligible for a "limited availability" investment opportunity offered to an employee. Employees are not to make a trade if the employee has reason to believe that the trade should first be offered to the Company's clients. If there is any doubt, resolve the matter in the client's favor and confer with the Compliance Department.

          If both an officer, director or employee of the Company and a client of the Company are engaging in transactions involving a Publicly-Traded Security (defined below) or a "Company Name" (defined below), an actual or apparent conflict of interest could arise. In those cases, transactions for client accounts must take precedence over transactions for Personal Accounts (as hereinafter

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          defined) and personal transactions that create an actual or apparent conflict must be avoided.

     B.   Key Definitions.

          (1)  Personal Account.  The "Personal Account" of an employee of the
               ----------------
          Company shall include each and every account (other than an account for the benefit of any of the Company's clients) for which such employee influences or controls investment decisions. Personal Account includes self-directed retirement and employer benefit accounts. An account for the benefit of any of the following will be presumed to be a "personal account" unless the Company agrees in writing with the employee otherwise:

- An employee (including long-term temporaries and on-site consultants).

-              The spouse or domestic partner of an employee.

- Any child under the age of 22 of an employee, whether or not residing with the employee.

- Any other dependent of an employee residing in the same household with the employee.

-              Any other account in which an employee has a beneficial interest.
               For example, an account for a trust, estate, partnership or closely held corporation in which the employee has a beneficial interest.

          Exemption. If an employee certifies in writing to the Compliance Officer (or, in the case of the Compliance Officer, to a Managing Director) that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, domestic partners, child or dependent person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided, the Compliance Officer (or Managing Director) may, in his or her discretion, determine that such an account is not an employee's "personal account."

          (2)  Employee.  The term "employee" as used in these Procedures
               --------
          includes all officers, directors and employees of the Company as well as spouses, domestic partners and dependents. "Employee" also includes long-term temporaries and on-site consultants.


          (3)  Reportable Securities.  "Reportable Securities" are those
               ---------------------
          securities for which quarterly transactions reports must be filed. Reportable Securities include any (a) equity or debt instrument traded on an exchange, through NASDAQ or through the "pink sheets," over-the-counter or on any public market, (b) options to purchase or sell such equity or debt instrument, (c) warrants and rights with respect to such securities, (d) municipal bonds, (e) index stock or bond group options that include such equity or debt instrument, (f) futures contracts on stock or bond groups that include such equity or debt instrument, and (g) any option on such futures contracts; provided
                                                                    --------
          that Reportable Securities shall not include (1) equity securities issued by mutual funds (note: mutual funds include PIC-

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          advised mutual funds, but do not include closed end funds), and (2)
          certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments.

          (4)  Pre-Clearance Securities.  "Pre-Clearance Securities" are those
               ------------------------
          securities -- chiefly equity securities -- which must be pre-approved by the Trading Desk prior to being traded. Pre-Clearance Securities include all publicly traded equity securities (including options, warrants, rights and unregistered interests in publicly traded securities index options and market derivatives); all fixed income securities of the type eligible for investment by PIC clients. Pre-Clearance Securities do not include mutual fund shares (including PIC-advised mutual funds), U.S. government securities, or municipal securities. [But note, municipal securities transactions must still be reported on a quarterly basis.] All employees who have self-directed PIC 401k plans must follow the procedure for obtaining pre-authorization for all trading done in their accounts. It is not necessary for the Compliance Department to receive duplicate statements for these accounts. It is not necessary to seek pre-approval from the Trading department for Commodities Trading.

          (5)  Company Names.  "Company Names" [or "PIC names"] include those
               -------------
          securities and options, warrants, rights or other securities related to such Publicly Traded Securities that are on the various buy and sell lists. Company Names also include the following securities specifically: UAM stock and options, closed-end investment companies advised by the Company. A list of Company Names is available in the research library. In order to find out if a stock is a Company Name, the Compliance Department should be contacted. If an employee of PIC currently owns stock that is added to the buy list at some point in the future, the employee must disclose this information in writing to the Compliance Dept. and to the respective investment committee. This only applies to employees who are considered "Access" or "Control" persons of the firm. "Access" or "Control" persons are those PIC employees who are Managing Directors, Portfolio Managers, Portfolio Assistants, Research Analysts, Research Assistants, or any person who works in the Research Library. The employee is subject to the 60 day holding period restriction effective the day the stock is added to the PIC Buy list.

     C.   Policy Statement Regarding Trading for Personal Accounts.

          The Company does not wish to prohibit or even discourage responsible
                                                                   -----------
          personal investing by its employees. The Company believes that personal investing can sharpen the investment acumen of employees to the ultimate benefit of clients. However, the Company recognizes that the personal investment transactions of its employees demand the application of a strict code of ethics and must be appropriately circumscribed so as to not create a high level of distraction. The Company requires that all personal investment transactions be carried out in a manner that does not endanger the interest of any client or create any apparent or actual conflict of interest between the Company or the employee, on the one hand, and the client, on the other hand. At the same time, the Company believes

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          that if investment goals are similar for clients and employees, it is logical and even desirable that there be common ownership of some securities. Therefore, the Company has adopted the procedures set forth below.

     D.   Procedures Regarding Trading for Personal Accounts.

          (1)  Trading Procedures.  The following procedures must be followed by
               ------------------
          all officers, directors and employees of the Company before buying or selling securities for a Personal Account.

               (i)   Confirm That Not in Receipt of Inside Information.

                     Each officer, director and employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that security.

               (ii) Confirm That the Trade is Not an Opportunity That Should Be Offered to Company Clients.

                     Employees are not to make a trade if the employee has reason to believe that the trade should first be offered to the Company's clients, such as the situation where a client may be eligible for a "limited availability" investment opportunity offered to an employee. If you have any doubt, resolve the matter in the client's favor and confer with the Compliance Department.

               (iii) Seek Pre-Approval of all Trades Made in "Pre-Clearance
                     Securities," including "Company Names."

                     Any officer, director or employee wishing to buy or sell any publicly traded equity security or fixed income security that is eligible for client investment (see definition above) for any Personal Account shall request approval to buy or sell such Security by completing and submitting to the Trading Desk an "Intention to Execute Employee Personal Trades" form (a sample form is attached). Approval for the trade must be obtained from the Trading Desk in writing prior to the trade being executed. Persons wishing to obtain pre-approval while out of the office should make sure that someone inside the office (such as your assistant) obtains the necessary pre-approval. Do not rely on the Trading Desk to complete your paperwork. The Trading Desk cannot provide verbal authorizations for trades except in the following circumstances:

                     If you are traveling and you cannot reach your assistant to process a pre-approval form, you need to contact any Vice President in Trading (VPT) to obtain verbal approval. If the trade is within the guidelines and is approved verbally, the VPT will time stamp a pre-approval form. Trading will fill out your name and the name of the stock that was

                                       9
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                     approved, but will not sign the form. The form will be
                     signed after you, or someone acting on your behalf, completes the form. The form will then be signed by any VPT. Once the traveler is in receipt of the Intention to Trade form, the traveler must sign the bottom of the Intention to Trade form as acknowledgment of approval and execution of the trade.

               (iv)  No Open Orders for Clients.

                     A request to trade a Pre-Clearance Security will be approved automatically if the security is not a Company Name. If the security is a Company Name, the request will be approved only if there are no open orders for clients to buy or sell the same security at the time the request is submitted.

               (v) Prompt Execution; No Limit Orders; No Option Writing. All approved trades must be executed promptly. For Pre-Clearance Securities that are Company Names, this means before the close of business on the day the approval is given. For Pre-Clearance Securities that are not Company Names, this means before the close of trading on the third business day after the day approval is given. If the trade is not executed promptly within these limits, another "Intention To Execute Employee Personal Trades" form must be submitted. No Pre-Clearance Security may be the subject of an open limit order or stop loss order that continues in effect beyond the limited execution periods specified above. No employee may write options on a Pre-Clearance Security that is a Company Name.

               (vi) Contrary Positions: Trading in the Opposite Direction from Clients. Trades for Personal Accounts should be consistent with recent trades that the Company has placed in the same security on behalf of clients. Therefore, an employee generally should not take a position in a Company Name contrary to the position taken by the Company for its clients. A trade that is not consistent with client activity should be based on specific need and should be accomplished in a manner that will likely have no material impact on the market price of the Company Name because of the size of the proposed trade, the daily trading volume of the Company Name, or other factors. If a trade is a contrary trade, that fact should be noted on the "Intention To Execute Employee Personal Trades" form. Contrary positions will be allowed if they are taken to met a personal financial necessity (please specify the necessity). Contrary positions will not be allowed to facilitate an investment strategy decision or strictly for financial gain. Gains taken for tax benefit will not be permitted.

          (2)  Prohibition on New Issue Purchases.  Officers, directors and
               ----------------------------------
          employees are prohibited from buying new issues (initial or secondary, "hot" or not). Note: this prohibition does not apply to fixed income securities such as municipal bonds. New issues may be purchased on the second business day after they begin trading in the secondary market. Should any person participate in a new issue

                                       10
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          through a separate investment vehicle (i.e., the person owns an interest in a limited partnership that purchases new issues), the person shall notify the Director of Compliance of that vehicle's purchase of a new issue immediately upon becoming aware of its purchase.

          (3)  Restrictions on the Acquisition of Private Placements.  Officers,
               -----------------------------------------------------
          directors and employees who purchase private placements (i.e., restricted or unregistered securities) may do so subject to the following restrictions. The private placement must be approved in advance by the Compliance Officer - for any person involved in making investment recommendations for the Company. The investment will be disallowed if it represents a present or future conflict for the Company. The private placement must be acquired on terms that are similar to the terms offered to other private investors. If the acquiring employee has any specific knowledge of an imminent public offering or has any other material nonpublic information about the issuer that is not available to other similarly situated private investors, the private placement should not be acquired. Any employee wishing to dispose of a private placement that has subsequently become registered or converted into a freely tradable security must also obtain prior approval from the Compliance Department. Any employee owning a private placement is prohibited from contributing analysis or recommendations regarding such security or its issuer to the Company's Investment Committee. Private placements include investments in private investment partnerships, but do not include the portfolio securities of such partnerships (for example, a distribution from a venture capital partnership of a stock that has gone public can be sold immediately).

          (4)  Ban on Short-Term Trading Profits.  All officers, directors and
               ---------------------------------
          employees are expected to refrain from trading for short term profits. To discourage such trading, all profits realized from Company names, within a period of sixty (60) days from the date of the employee's most recent opening transaction in that security (e.g., the most recent acquisition in the case of a sale, the opening of a short position in the case of a cover transaction), shall be disgorged to the Company or to a charitable organization at the Company's direction. Day Trading (buying and selling in the same security on the same business day) on PIC names and Non-PIC names is strictly prohibited.

          (5)  Exceptions and Waivers.
               ----------------------
          In appropriate circumstances (e.g., financial need, extreme market conditions, unexpected corporate developments, discovery of inadvertent violation), the Compliance Department may grant an
          exception or waiver to permit specifically requested trading.   A
          memorandum describing the scope of circumstances of any such waiver/exception shall be created and maintained in the employee's files and part of the Company's books and records.

          (6)  Reports of Personal Transactions and Securities Ownership.
               ---------------------------------------------------------

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            (i)  Submission of Reports. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures, each employee of the Company shall submit:

                  a. a signed "Quarterly Personal Transaction Report" (a form of which is attached) for all trades in Reportable Securities in each of his or her personal accounts. The report shall be submitted to the Compliance Department within ten (10) calendar days following the end of each calendar quarter regardless of whether any trading activity took place in that account during the quarter;

                  b. a signed "Initial Holdings Report" (a form of which is
                     attached) for all securities in each of his or her personal
                                   ---
                     accounts. The report shall be submitted to the Compliance Department within ten (10) calendar days following the first day of employment with the Company; and
                  c. a signed "Annual Holdings Report" (a form of which is
                     attached) for all securities in each of his or her personal
                                   ---
                     accounts. The report shall be submitted to the Compliance Department within ten (10) calendar days following the end of the annual period.

                  If the tenth day is not a work-day, then the report must be submitted earlier. The employee should sign and submit the report certifying the completeness of the information included therein and certifying certain other matters. The reports contain important acknowledgments.

            (ii) Review and Retention of Reports. The Compliance Department shall promptly review each Quarterly Initial and Annual Personal Transaction Reports with respect to the quarterly report, the Compliance Department will compare the transactions reported in Pre-Clearance Securities and Company Names against the lists of Company Names and the Pre-Clearance Forms that were prepared during the quarter to determine whether any violations of the Company's policies or of the applicable securities laws took place. If the Compliance Department is aware that any employee's Quarterly Initial and Annual Personal Transaction Report fails to contain all required information, the Compliance Department shall promptly contact such employee to obtain the missing information. The Company shall retain all Quarterly Initial and Annual Personal Transaction Reports as part of the books and records required by the Advisers Act and the rules promulgated thereunder.

            (iii) Annual Acknowledgment of Procedures. Each employee shall submit an annual acknowledgment that the employee has received a copy of the current version of this Personal Trading/Confidential Information Policy Statement and Compliance Procedures of the Company and is familiar with such Statement and Compliance Procedures. It shall be the responsibility of the Compliance Department to ensure that a copy of the current Policy Statement and Compliance Procedures is circulated to each employee prior to May 31 each year.

E.  Additional Restrictions.

          (1) Directorships Require Approval.  Employees should discuss with the
              ------------------------------
          Compliance Department any invitations to serve on the board of directors for any private or public operating company (non-profits, excepted). Care in this area is necessary because of the potential conflict of interest involved and the potential impediment created for accounts managed by the Company in situations where employees serving on boards obtain material nonpublic information in connection with their directorship, thereby effectively precluding the investment freedom that otherwise would be available to clients of the Company. Each employee should advise the Compliance Department annually of any operating company directorship held by that employee.

          (2) No Special Favors.  No employee may purchase or sell securities
              -----------------
          pursuant to any reciprocal arrangement arising from the allocation of brokerage or any other business dealings with a third party.
          Accepting information on or access to personal investments as an inducement to doing business with a specific broker on behalf of clients of the Company -- regardless of the form the favor takes -- is strictly prohibited. Personal transactions which create the appearance of special favoritism should be avoided.

          (3) Restrictions on Gifts.  From time to time the Company and/or
              ---------------------
          employees of the Company may receive gifts from third parties. Any gift received that has a value in excess of a de minimis amount should not be accepted. Generally, a gift of more than $500 would not considered de minimus. Each employee is responsible for determining the value of gifts received from third parties and whether a particular gift has de minimis value in the circumstances. However, employees are reminded that the perception of a gift's value by others
                                                                          ------
          is as important as the assessment of the gift's value in the employees- judgment. (Rose Bowl tickets for employees and their families are considered de minimis and may be accepted.)

V.  SANCTIONS

    A.    Procedural Noncompliance.

          Noncompliance with the procedural requirements of this Code of Ethics (e.g., failure to submit quarterly reports in a timely manner) shall be noted. Repeated noncompliance (i.e., three similar failures to comply with procedural requirements within a one year period) will be considered a violation and may result in disciplinary action.

    B.    Violations and Trading Noncompliance.

          Failure to comply with the preapproval requirements and/or substantive prohibitions of this Code of Ethics with respect to trading activity may result in immediate disciplinary action even for "first-time offenses." In this regard, the Company believes that trading activity which creates an actual or apparent conflict of interest constitutes a clear violation and will generally always result in disciplinary action absent highly extenuating circumstances.

    C.    Extenuating Circumstances.

          The Company recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation. In such an event, the employee shall immediately notify the Compliance Department which shall have discretion to determine appropriate remedial action.

    D.    Disciplinary Actions.

          The Company may take one or more of the following disciplinary actions: issuing a disciplinary memorandum; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade to be broken at employee's expense; requiring corrective action; suspension of trading privileges; requiring employee to have broker send the Company duplicate account statements; requiring the consolidation of employee accounts with certain brokers; monetary fines; and dismissal. Absent special circumstances, the disciplinary actions set forth on the attached Schedule of Disciplinary Actions will be applied.

    E.    Trading Department Sanctions.

          If any VP of Trading fails to fully comply with the procedures for approving personal trades, the VP will be personally subject to the sanctions as stated in this policy. Where the employee has requested the approval of a trade that violates these policies, the employee is also subject to the sanctions as stated in this policy.


VI.  RESPONSIBILITIES OF COMPLIANCE DEPARTMENT

     A.   Making Compliance Manageable

          The Compliance Department will do everything it can to make compliance with the Company's Code of Ethics easy. Among the things that the Compliance Department will do are the following:

          (1) Be Available.  The Compliance Department will consist of enough
              ------------
          individuals so that there is always access to a representative of the Compliance Department.

          (2) Keep Company Lists Current.  The Compliance Department will make
              --------------------------
          sure that employees have access through the research library to current Company Lists so that Company Names can be readily identified.

          (3) Update Forms and Assist in Reporting.  The Compliance Department
              ------------------------------------
          will make sure that all employees have access to the forms necessary to report personal securities transactions. The Compliance Department will assist employees in making arrangements to accommodate vacation and travel schedules that might interfere with timely pre-clearance, execution and/or report submission.

          (4) Keep Current Employee List.  The Compliance Department will
              --------------------------
          maintain a current list of all employees covered by this Code of Ethics so that employees can easily assure themselves that all persons covered by the definition of "employee" (e.g., family members) are correctly identified. Other information, such as identification of brokerage accounts, will also be maintained by the Compliance Department.

          (5) Respect Confidentiality.  The Compliance Department understands
              -----------------------
          the sensitivity of personal financial information and will maintain all information in a confidential manner that respects each individual employee's privacy.


VII.  SUMMARY

      A.  Importance of Adherence to Procedures.

          It is very important that all employees adhere strictly to the Personal Trading/ Confidential Information Compliance Procedures. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.


     B.   Questions.

          Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Department.

                        Schedule of Disciplinary Action
                        -------------------------------

Set forth below are the typical disciplinary actions that will be taken in the event of noncompliance with, or violation of, this Code of Ethics. Provident Investment Counsel is an "at will" employer and reserves the right to impose different penalties at any time, including immediate dismissal. Only certain types of events are listed; other events of noncompliance (also referred to as procedural non-compliance) or violations will be dealt with on a case-by-case basis. Exceptional circumstances may warrant more lenient or severe action, and this Schedule may be overridden by the Compliance Officer with the consent of a majority of the Managing Directors. All fines on disgorgement amounts will be contributed by the Company to a non-profit organization of the Company's choosing. The Schedule of Disciplinary Action is to be strictly construed except in exceptional circumstances, such as: personal or family illness, death in family, sequestered jury service, or any other involuntary emergency absences.

                    1.  Examples of Procedural Noncompliance
                        ------------------------------------

   *Event              *Event           2nd Occurrence*      3rd Occurrence*        Subsequent*
Late report         Disciplinary         Disciplinary         Disciplinary         Violation report
(pre-clearance or   memorandum           memorandum and       memorandum and       and $500 fine

Failure to submit   Disciplinary         Disciplinary         Disciplinary         Disciplinary
report or           memorandum: must     memorandum and       memorandum and       memorandum and
Report submitted
with missing
trades:             Disciplinary         Disciplinary         Disciplinary         Violation report
  Non-Company       memorandum           memorandum and       memorandum and       and $500 fine
  Names             Violation report     Violation report     Violation report     Violation report
  Company           and $500 fine        and $1,000 fine      and $2,500 fine      and $5,000 fine
  Names
Unauthorized        Disciplinary         Disciplinary         Violation report,    Violation report,
short-term          memorandum and       memorandum           disgorgement and     disgorgement and
trading

                          2.  Examples of Violations
                              ----------------------

Late execution on   Disciplinary         Disciplinary         Violation report     Violation report
pre-cleared trade   memorandum and       memorandum and       and $500 fine        and $1,000 fine

Failure to          Disciplinary         Violation report     Violation Report     Violation Report
pre-clear           memorandum and       and $500 fine        and $1,000 fine      and $5,000 fine

                      ANNUAL SECURITIES OWNERSHIP REPORT
                                   for 1999


Please complete the chart below for any holdings you have as of December 31, 1999 and return it to Kathy Mesa by March 3, 2000. Be sure to include any
                                    -------------
private investment holdings (non-public stock holdings), stocks and bonds. This applies to any stocks or bonds you hold in an IRA account, self-directed
                                                                -------------
401k plan, brokerage account or bank account.   Also, do not include mutual
funds or U.S. Government Securities.

You may attach copies of all brokerage statement, where necessary. Statements should cover the year ending 12/31/99. If you do not have any securities holdings, please write "NONE" on the form.

                      # of Shares Owned    Market Value          Date
Security Name           As of 12/31/99    As of 12/31/99       Acquired

============================================================================
----------------------------------------------------------------------------

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

___________________________________              _____________________________
Employee Name  (Print)                              Signature

                                                 _____________________________
                                                 Date


                            INITIAL HOLDINGS REPORT

As part of the SEC's and ICAA's requirements for personal trades, we are requesting that each employee prepare a detail of their current holdings.
Please complete the chart below for any holdings you have as of your start date. Be sure to include any private investment holdings (non-public stock holdings),
stocks and bonds.   This applies to any stocks or bonds you hold in an IRA
account, self-directed 401k plan, brokerage account or bank account.   Do not
         -------------
include mutual funds or U.S. Government Securities.

You may attach copies of all brokerage statement, where necessary. You may use the most recent month end value as the current market value.

If you do not have any securities holdings, please write "NONE"  on the form.


                        # of Shares Owned   Current Market   Date
Security Name                               Value            Acquired
=============================================================================
-----------------------------------------------------------------------------

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

-------------------------------                ---------------------------
Employee Name (Print)                            Signature

                                               ---------------------------
                                                 Date


                         Provident Investment Counsel
                  Quarterly Report of Securities Transactions

                                                  December 31, 1999
_______________________________          ---------------------------------
Name of Employee                               For the quarter ending

=======================================================================================================
                  PIC
Date of  Buy/    Stock      Shares or     Security
Trade    Sell    (tick)      Amount         Name         Symbol       Name of Broker     Price
=======================================================================================================

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

=======================================================================================================

The transactions listed above are all the transactions in securities I have effected for every account in my name, my spouse's name and the name of each of my minor children, every account for which I act as trustee or executor, and every other account I control including client accounts in which I have or acquire any direct or indirect beneficial ownership, except (1) any such account where I have no direct or indirect influence or control over investments and for which I have provided no information used by others to make investment decisions and (2) transactions in securities which are direct obligations of the United States.

___________________________________        _____________________
Employee Signature                                  Date

Directions:
-----------

1. A report on this form is required from every employee by Rule 204-2(a)12 of the Investment Advisers Act of 1940. It is to be filed quarterly within ten (10) days after the end of each quarter. If no securities transactions have been effected during the quarter, you should submit a report for the quarter indicating "no transactions".

2. In order to adhere to a high code of ethics and to protect the interests of our clients, the following accounts are prohibited from trading in securities which have been added to or deleted from the firm's approved list until all purchases or sales have been completed for all client accounts: all accounts in the name of employees, their spouses, their minor children, accounts for which employees act as trustee or executor and client accounts in which an employee has or acquires any direct or indirect beneficial ownership, except any such account where the employee has no direct or indirect influence or control over investments and provides no information used by others to make investment decisions.

3. All of this information will be kept confidential and will be made available for inspection only to proper authorities.

                         PROVIDENT INVESTMENT COUNSEL
               INTENTION TO TRADE FORM/EMPLOYEE PERSONAL TRADES

   Employee Name: _____________________________________________

-------------------------------------------------------------------------------------------------------------------
   Date       Buy or     PIC Name       Shares Or      Security Name       Symbol         Broker         Price
              Sell                      Amount
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

[_]  Trade involves taking a contrary position to clients

Explanation of contrary position:___________      ______________________
                                                  Employee Signature

____________________________________________      ______________________
                                                  Date

GUIDELINES
Who should submit this form?                                            What trades require approval?
  All regular and long-term temporary PIC employees and on-site           Stocks, options, OEX options, warrants and PIC-advised
  consultants.                                                            closed-end mutual funds.

When should this form be submitted?                                     What trades do not require approval?
                                                                                       ---
  Before the trade is placed.  If traveling, refer to travel policy       CDs, commercial paper, open-end mutual funds, banker
  outlined in Code of Ethics.                                             acceptances and U.S. government bonds, municipal bonds.

Whose trades are covered?                                               Art short term trades acceptable?
  PIC employees and any account over which employee controls              Employees may not trade for short-term profits in PIC
                                                                                        ---
  investment decisions.                                                   names. Gains on any short-term trades (60 days or less)
                                                                          in PIC names will be forfeited.  Day trading (buying or
How is approval granted?                                                  selling in the same security in the same business day)
  Approval is automatic for non-PIC Names.  For PIC Names, approval       in any securities is strictly prohibited.
  will be granted if there are no open orders at time of submission.
                                                                        Are contrary positions acceptable?
How long is approval valid?                                               Yes, but only in accordance with procedures outlined in
  The trade must be executed on the day approval is given for PIC         Code of Ethics and must be explained above.
  names, or within 3 business days for non-PIC names.
                                                                        Are Initial Public Offerings (IPOs) and secondaries
Who grants the approval?                                                  allowed to be purchased? IPOs are not allowed.  However,
  Trading Department officers.                                            trades of secondaries will be allowed on or after the
                                                                          second business day after they begin trading on the
                                                                          secondary market.

-----------------------------------------------------------------------------------------------------------------------------------

The PIC Trading Policy is designed to avoid the actual or apparent conflicts of interest between the interests of PIC or its employees and the interests of PIC's clients. The guidelines presented above address the most commonly asked questions. Please refer to the PIC Trading Policy for a complete explanation of these and other issues, or contact the Compliance Department directly.

-------------------------------------------------------------------------------
TRADING DEPARTMENT APPROVAL

Approval has been granted for the above transaction(s) in accordance with the current PIC Personal Trading Policy and Compliance Procedures as indicated below:

[_] Securities are not PIC Names (approval is automatic); trades must be completed by c.o.b. on third business day after date on this form.
[_] Securities are PIC Names and there are no open orders for PIC clients to buy or sell the above security(ies) at the time reviewed (see time stamp).

Notes (e.g., explain any unusual detail):______________________________________
_______________________________________________________________________________
________________________________            ___________________________________

Vice President of Trading Signature               Date and Time Stamp

                Employee Acknowledgment to PIC's Code of Ethics
                ------------------------------------------------
                      (Personal Trading Policy) Revisions
                      -----------------------------------


The undersigned acknowledges that he/she has received a copy of the foregoing Personal Trading/Confidential Information Policy Statement and Compliance Procedures, revised March, 2000, has read and understands the Procedures; and agrees to abide by these Procedures.



____________________________   _____________________________________
Employee Name (Print)          Signature


                               ______________________________________
                               Date



                   PLEASE RETURN THIS FORM TO KATHY MESA BY
                            MONDAY, MARCH 27, 2000
                            ----------------------


                                       23